SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2012 (December 17, 2012)

RAPTOR RESOURCES HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53585	65-0813656
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

41 Howe Lane

Freehold, New Jersey 07728

(Address of Principal Executive Offices)

(732) 252-5146

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

The registrant, Raptor Resources Holdings Inc. ("Raptor Resources"), entered into a Settlement and Restructuring Agreement effective December 17, 2012, pursuant to which Raptor Resources transferred the assets of Lantis Laser, Inc., its subsidiary engaged in the dental business, to an entity established by Stanley B. Baron and Dr. Craig Gimbel, the former officers and founders of Lantis Laser, Inc. and issued to Messrs. Baron and Gimbel a total of 3,000,000 shares of Mabwe Minerals Inc., a subsidiary of Raptor Resources engaged in the mining, logistics and commercial sales of industrial minerals and metals, with its first focus on barite, in return for (i) the transfer to Raptor Resources of all shares that Messrs. Baron and Gimbel and their family members held in Raptor Resources totaling 54,358,923 shares of Raptor Resources common stock, (ii) the right of Raptor Resources and its wholly-owned subsidiary, TAG Minerals Inc., to purchase up to 14,400,000 shares of Raptor Resources at $0.04 per share through April 21, 2016 under the terms of warrants held by Messrs. Baron and Gimbel to purchase these shares of Raptor Resources common stock; and (iii) forgiveness of indebtedness, including accrued salaries, owed by Raptor Resources to Messrs. Baron and Gimbel in the total amount of $300,000. The above description of the Settlement and Restructuring Agreement is qualified in its entirety by the complete text of the Settlement and Restructuring Agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02.         Unregistered Sales of Equity Securities.

Pursuant to the Settlement and Restructuring Agreement described in Item 2.01, above, and which is incorporated herein by reference, Raptor Resources has agreed to issue Stanley B. Baron and Dr. Craig Gimbel a total of 3,000,000 shares of Mabwe Minerals Inc. common stock. These shares are issued in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and Rule 506 promulgated by the SEC thereunder.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Settlement and Restructuring Agreement described in Item 2.01, above, and which is incorporated herein by reference, Stanley B. Baron resigned as President and CEO of Lantis Laser, Inc. and Dr. Craig Gimbel resigned as Executive Vice President Clinical Affairs of Lantis Laser, Inc. Al Pietrangelo, President of Raptor Resources and Chairman of its Board of Directors, will serve as President of Lantis Laser, Inc.

Item 9.01.         Financial Statements and Exhibits.

(c)       Exhibits

Exhibit Number	Description

10.1	Settlement and Restructuring Agreement, effective December 17, 2012, among Raptor Resources Holdings Inc., Lantis Laser, Inc., Stanley B. Baron, Craig B. Gimbel and Pax Oral Imaging Inc.

10.2	Amendment No. 1 to Settlement and Restructuring Agreement dated December 19, 2012, among Raptor Resources Holdings Inc., Lantis Laser, Inc., Stanley B. Baron, Craig B. Gimbel and Pax Oral Imaging Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2012	RAPTOR RESOURCES HOLDINGS INC.

	By:	/s/ Al Pietrangelo
Al Pietrangelo
President and Chief Executive Officer

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